Morgan Stanley Income Securities Inc.
                          Item 77(O) 10F-3 Transactions
                        October 31, 2003 - March 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
   ICI      11/18/  5,015,   $99.70 $500,000  540,00   0.01%   0.29
Wilmington    03      045             ,000       0              %
   Inc.                                                               Barclays
(Imperial                                                             Capital,
 Chemical                                                            Citigroup,
Industries                                                              UBS
   PLC)                                                              Investment
                                                                       Bank,
                                                                       Morgan
                                                                      Stanley,
                                                                      ABN AMRO
                                                                     Incorporat
                                                                     ed, HSBC,
                                                                       Mizuho
                                                                     Internatio
                                                                      nal plc,
                                                                      Standard
                                                                     Chartered
                                                                      Bank and
                                                                     The Royal
                                                                      Bank of
                                                                      Scotland


            12/10/  5,008,   $99.84 $500,000  30,000   0.16%   0.42
Internatio    03      012             ,000                      %    Citigroup,
nal Paper                                                             Deutsche
 Company                                                               Bank,
                                                                       Credit
                                                                       Suisse
                                                                       First
                                                                     Boston, JP
                                                                     Morgan and
                                                                       Lehman
                                                                      Brothers

The Rouse   03/10/     -     $99.69 $400,000           0.12%   0.25
 Company      04                      ,000                      %    JP Morgan,
                                                                      Banc of
                                                                      America
                                                                     Securities
                                                                      LLC, UBS
                                                                     Investment
                                                                       Bank,
                                                                      Deutsche
                                                                        Bank
                                                                     Securities
                                                                     , Goldman
                                                                      Sachs &
                                                                     Co, Morgan
                                                                      Stanley,
                                                                        PNC
                                                                      Capital
                                                                      Markets
                                                                      Inc, RBC
                                                                      Capital
                                                                      Markets,
                                                                       Scotia
                                                                      Capital
                                                                        and
                                                                      Wachovia
                                                                     Securities